Richardson Electronics 10-K

Exhibit 10(t)

NONQUALIFIED STOCK OPTION AWARD

PURSUANT TO THE RICHARDSON ELECTRONICS, LTD.

2011 LONG-TERM INCENTIVE PLAN

Agreement Number: __________

THIS AWARD is made as of the Grant Date, by Richardson Electronics, Ltd. (the “Company”) to __________ (the “Optionee”). Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee a nonqualified stock option (the “Option”), as described below, to purchase the Option Shares.

A.	Grant Date: __________

B.	Type of Option: Nonqualified Stock Option.

C.	Plan (under which Option is granted): Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan.

D.	Option Shares: All or any part of __________ shares of the Company’s common stock (the “Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

E.	Exercise Price: $__________ per share, subject to adjustment as provided in the attached Terms and Conditions. The Exercise Price is, in the judgment of the Committee, not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

F.	Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends on the earliest of:

(i)

the tenth (10th) anniversary of the Grant Date; or

(ii)

twelve (12) months following the date the Optionee ceases to be an employee, director, or contractor of the Company and all Affiliates due to death or Disability.

Notwithstanding the foregoing, the Option shall cease to be exercisable upon the earliest of:

(i)

the date the Optionee is notified by the Company or an Affiliate that the Optionee’s employment or service will be terminated for Cause if the Optionee contemporaneously or thereafter ceases to be an employee, director, or contractor of the Company or an Affiliate due to Termination of Employment (or other termination of service) by the Company or any Affiliate with Cause; or

(ii)

the date the Optionee violates any non-solicitation or non-compete agreement with the Company or an Affiliate.

The Option may only be exercised as to the vested Option Shares determined pursuant to the Vesting Schedule. Note that other restrictions to exercising the Option, as described in the attached Terms and Conditions, may apply.

G.	Vesting Schedule: The Option shall become vested in accordance with the vesting schedule attached hereto as Exhibit 2. The Option shall not be deemed vested until such time as the Compensation Committee certifies in writing that the Vesting Criteria have been satisfied. Notwithstanding any other provision hereof, any portion of the Option which is not vested at the time of Optionee’s Termination of Employment (or other termination of service) with the Company shall be forfeited to the Company.

IN WITNESS WHEREOF, the parties have executed and sealed this Award as of the Grant Date set forth above.

OPTIONEE	RICHARDSON ELECTRONICS, LTD.

	By:	Edward J. Richardson
Signature
	Title:	Chairman of the Board/CEO

TERMS AND CONDITIONS TO THE

NONQUALIFIED STOCK OPTION AWARD

PURSUANT TO THE

RICHARDSON ELECTRONICS, LTD. 2011 LONG-TERM INCENTIVE PLAN

1.       Exercise of Option. Subject to the provisions provided herein or in the Award made pursuant to the Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan:

(a)       the Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company at least three business days prior to the date upon which Optionee desires to exercise all or any portion of the Option (unless such prior notice is waived by the Company) and (ii) payment to the Company of the Exercise Price multiplied by the number of shares being purchased (the “Purchase Price”) in the manner provided in Subsection (b). Upon acceptance of such notice and receipt of payment in full of the Purchase Price and any tax withholding liability, to the extent applicable, the Company shall cause to be issued a certificate representing the Option Shares purchased.

(b)       The Purchase Price shall be paid in full upon the exercise of an Option and no Option Shares shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash, certified check, or alternatively, as follows:

(i)       by delivery to the Company of a number of shares of Common Stock owned by the Optionee prior to the date of the Option’s exercise, having a Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash to equal the Purchase Price; or

(ii)       to the extent permitted by the Committee, by receipt of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised.

2.       Withholding. To the extent necessary, the Optionee must satisfy his or her federal, state, and local, if any, withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation in cash or cash equivalents, or, upon and following the Maturity Date: (i) by tendering shares of Common Stock owned by the Optionee having a Fair Market Value equal to the withholding obligation (a “Withholding Election”); (ii) by electing, irrevocably and in writing (also a “Withholding Election”), to have the smallest number of whole shares of Common Stock withheld by the Company which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax; or (iii) by any combination of the above. Optionee may make a Withholding Election only if the following conditions are met:

(a)       the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed Notice of Withholding Election in the form provided by the Company; and

(b)       any Withholding Election will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to the Withholding Election.

3.       Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or this Award otherwise provides.

4.       Restriction on Transfer of Option and Option Shares. Except to the extent waived by the Committee, the Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution governing the state in which the Optionee is domiciled at the time of the Optionee’s death and shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his or her disability, by his or her legal representative) and after his or her death, only by legal representative of the Optionee’s estate, or if no such legal representative is appointed within ninety (90) days of the Optionee’s death, by the person(s) taking under the laws of descent and distribution governing the state in which the Optionee is domiciled at the time of the Optionee’s death.

5.       Changes in Capitalization.

(a)       The number of Option Shares and the Exercise Price shall be proportionately adjusted for nonreciprocal transactions between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Common Stock underlying the Option to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)       In the event of a merger, consolidation, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or a Change in Control, that in each case is not an “Equity Restructuring,” the Committee shall take such action to make such adjustments in the Option or the terms of this Award as the Committee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Option, with a corresponding adjustment in the Exercise Price, substituting a new option to replace the Option, accelerating the termination of the Option Period or terminating the Option in consideration of a cash payment to the Optionee in an amount equal to the excess of the then Fair Market Value of the Option Shares over the aggregate Exercise Price of the Option Shares. Any determination made by the Committee pursuant to this Section 5(b) will be final and binding on the Optionee. Any action taken by the Committee need not treat all optionees equally.

(c)       The existence of the Plan and this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

6.       Special Limitations on Exercise. Any exercise of the Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the delivery of any or all shares pursuant to the Option may be withheld unless and until such listing, registration or qualification shall have been effected. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

7.       Legend on Stock Certificates.  Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Award and in the Plan.

8.       Governing Laws.  This Award shall be construed, administered and enforced according to the laws of the State of Illinois; provided, however, no option may be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

9.       Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

2

10.       Notice.  Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

11.       Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12.       Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

13.       Violation. Except as provided in Section 4, any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.

14.       Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.

15.       Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

16.       No Right to Continued Service. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued employment or other service relationship with the Company.

17.       Definitions. As used in this Award,

(a)       “Cause” means “Cause” as defined in the employment or other services agreement between the Optionee and the Company or an Affiliate that is in effect at the date that an action constituting “Cause” occurs, or if no such definition or agreement exists, (i) willful and continued failure (other than such failure resulting from his or her incapacity during physical or mental illness) by the Optionee to substantially perform his or her duties with the Company or an Affiliate; (ii) willful misconduct by the Optionee; (iii) gross negligence by the Optionee causing material harm to the Company or an Affiliate; (iv) any act by the Optionee of fraud, misappropriation, dishonesty or embezzlement; (v) commission by the Optionee of a felony or any other crime involving moral turpitude or dishonesty; or (vi) illegal drug use.

(b)       “Change in Control” means any one of the following events which may occur after the Grant Date:

(1)       the acquisition by any person (within the meaning of Section 13(d) of the Exchange Act) or persons acting in concert of equity of the Company if, after the transaction, the acquiring person (or persons) owns equity securities of the Company with more than fifty percent (50%) of the voting power of the equity securities of the Company, unless the acquisition is by a person or persons that is owned directly or indirectly by holders of outstanding equity of the Company who owned, directly or indirectly, equity securities of the Company with more than fifty percent (50%) of the voting power of the equity securities of the Company prior to such acquisition;

3

(2)       within any twelve-month period (beginning on or after the Grant Date) the persons who were voting members of the governing body of the Company immediately before the beginning of such twelve-month period (the “Incumbent Members”) shall cease to constitute at least a majority of such governing body; provided that any member who was not a member as of the beginning of such twelve-month period shall be deemed to be an Incumbent Member if that member were elected to such governing body by, or on the recommendation of or with the approval of, at least three fourths (3/4) of the members who then qualified as Incumbent Members; and provided further that no member whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members shall be deemed to be an Incumbent Member;

(3)       a reorganization, merger, share exchange combination, or consolidation, with respect to which persons who were the holders of the outstanding equity of the Company immediately prior to such reorganization, merger, share exchange combination, or consolidation do not, immediately thereafter, own directly or indirectly equity securities of the Company with more than fifty percent (50%) of the combined voting power of the reorganized, merged, combined or consolidated entity; or

(4)       the sale, transfer or assignment of all or substantially all of the assets of the Company and its Affiliates to any third party other than to an Affiliate of the Company.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect the Optionee by reason of any actions or events in which the Optionee participates in a capacity other than in the Optionee’s capacity as an employee or director of the Company or as a shareholder of the Company solely exercising the Optionee’s voting or tendering rights.

(c)       Other capitalized terms that are not defined herein have the meaning set forth in the Plan, except where the context does not reasonably permit.

4

EXHIBIT 1

NOTICE OF EXERCISE OF

STOCK OPTION TO PURCHASE

COMMON STOCK OF

RICHARDSON ELECTRONICS, LTD

Name:
Address:

Date:

Mr./Ms. __________

Richardson Electronics, Ltd

40W267 Keslinger Road

P.O. Box 393

LaFox, Illinois 60147-0393

Re:	Exercise of Nonqualified Stock Option

Dear Sir or Madam:

Subject to acceptance hereof in writing by Richardson Electronics, Ltd. (the “Company”) pursuant to the provisions of the Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan (the “Plan”), I hereby give at least three business days prior notice of my election to exercise options granted to me to purchase ______________ shares of Common Stock of the Company under the Nonqualified Stock Option Award (the “Award”) granted pursuant to the Plan and dated as of __________. The purchase shall take place as of ____________, _____ (the “Exercise Date”).

On or before the Exercise Date, I will pay the applicable purchase price as follows:

[ ]

by delivery of cash or a certified check for $___________ for the full purchase price payable to the order of the Company.

[ ]

by delivery of a certified check for $___________ representing a portion of the purchase price with the balance to consist of shares of Common Stock that I own and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceeds the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

[ ]

by delivery of a stock certificate representing shares of Common Stock that I own which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceeds the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

[ ]

to the extent permitted by the Committee, by delivery of the purchase price by ________________, a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate in the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price. NOTE: This choice is only available while the Common Stock is traded by brokers.

As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:

The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

The Common Stock was not offered to me by means of any publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act may not now be available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

Exhibit 1 - 2

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Award. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice. I also understand that capitalized terms used, but not defined herein, shall have the meaning ascribed to them in the Award.

Very truly yours,

AGREED TO AND ACCEPTED:

RICHARDSON ELECTRONICS, LTD.

By:

Title:

Number of Shares Exercised:

Number of Shares Remaining:	Date:

Exhibit 1 - 3

EXHIBIT 2

VESTING SCHEDULE

NONQUALIFIED STOCK OPTION AWARD

ISSUED PURSUANT TO THE

RICHARDSON ELECTRONICS, LTD.

2011 LONG-TERM INCENTIVE PLAN

Vesting Schedule

Anything to the contrary notwithstanding, the Optionee may not exercise the Option, in whole or in part, unless and until the Compensation Committee has certified in writing that the applicable Vesting Criteria, as set forth below, has been satisfied, in which event the Optionee shall be entitled to purchase the number of Option Shares as set forth below:

Vesting Criteria	Number of Option Shares Eligible for Purchase

Exhibit 2

RICHARDSON ELECTRONICS, LTD.

2011 LONG TERM INCENTIVE PLAN AGREEMENT

RECEIPT

Agreement No. __________

Dated: __________

For: __________ shares of common stock of Richardson Electronics, Ltd.

Issued to: __________

I, __________, received Agreement No. __________, this ___ day of __________, 20__.

___________________________________

Grantee

* * * * * * * * * * * * * * * * * *

I, __________, surrendered Agreement No. __________, this ___ day of __________, 20__.

___________________________________

Grantee

Exhibit 2

RICHARDSON ELECTRONICS, LTD.

2011 LONG TERM INCENTIVE PLAN AGREEMENT

BENEFICIARY DESIGNATION

Agreement No. __________

Dated: __________

For: __________ shares of common stock of Richardson Electronics, Ltd.

Issued to: __________

I, __________, do hereby designate _____________________________________________, as Beneficiary, with respect to Agreement No. __________, this ___ day of __________, 20__.

_____________________________________

Grantee

Exhibit 2